[Telular Logo]

                               TELULAR CORPORATION
                           647 NORTH LAKEVIEW PARKWAY
                             VERNON HILLS, IL 60061

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 27, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Telular Corporation, a Delaware corporation (the Company), will be held on Tuesday, January 27, 2004, at 9:00 a.m. local time, at the Northbrook Hilton, located at 2855 North Milwaukee Avenue, Northbrook, Illinois 60062 for the purpose of considering and acting upon the following matters:

        1. Election of six directors to the Company's Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

        2. Approve the Sixth Amended and Restated Stock Incentive Plan. The Sixth Amended and Restated Stock Incentive Plan amends the Fifth Amended and Restated Stock Incentive Plan by renewing and continuing the Plan for ten (10) additional years from November 17, 2003 to November 17, 2013, and by increasing from 2,850,000 to 3,450,000 the number of shares of common stock available for issuance of options and other permitted awards.

        3.  Consider three shareholder proposals submitted to the Company.

        4. Such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

The matters set forth above are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Shareholders.

The Board of Directors has fixed the close of business on December 5, 2003, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders or any adjournment thereof. A list of such shareholders will be available for inspection at the Company's headquarters located at 647 North Lakeview Parkway, Vernon Hills, IL 60061 during ordinary business hours for the ten-day period prior to the Annual Meeting of Shareholders.

                                 By Order of the Board of Directors

                                 /S/ Kenneth E. Millard
                                 Chairman, Chief Executive Officer and President

Vernon Hills, Illinois
December 19, 2003

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IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE
COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO VOTING BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.
--------------------------------------------------------------------------------

                               TELULAR CORPORATION
                            PROXY STATEMENT FOR 2004
                         ANNUAL MEETING OF SHAREHOLDERS

The enclosed proxy is solicited by the Board of Directors of Telular Corporation, a Delaware corporation (the Company), for use at the Company's Annual Meeting of Shareholders to be held on Tuesday, January 27, 2004, at 9:00 a.m. local time (the Annual Meeting), or at any adjournment thereof, for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders (the Notice). The enclosed proxy, Proxy Statement and Notice were first mailed to shareholders on or about December 19, 2003. The Annual Meeting will be held at the Northbrook Hilton, located at 2855 North Milwaukee Avenue, Northbrook, Illinois 60062. The Company's principal executive offices are located at 647 North Lakeview Parkway, Vernon Hills, Illinois 60061. The Company's telephone number at that address is (847) 247-9400.

                    Voting Rights and Solicitation of Proxies

The Company's common stock is the only class of security entitled to vote at the Annual Meeting. As of the close of business on December 5, 2003, 12,963,918 shares of the Company's common stock were issued and outstanding. Each shareholder is entitled to one vote for each share of common stock held of record by such shareholder as of the close of business on December 5, 2003. Consequently, only shareholders of record at the close of business on December 5, 2003, are entitled to notice of, and to vote at, the Annual Meeting. All shares represented by valid proxies that are received prior to the Annual Meeting and are not subsequently revoked will be voted, and voted in accordance with the directions specified in the proxy. See Votes Required for a description of the treatment of proxies in which no directions are specified. Shares of common stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Revocability of Proxies

Any shareholder who has executed and returned a proxy may revoke it at any time before the proxy is voted. The proxy may be revoked by filing with the Secretary of the Company at the Company's principal executive office a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Quorum

The Company's bylaws provide that the holders of fifty percent (50%) of the Company's common stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

Election of Directors. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker nonvotes will not be counted toward a nominee's total. In the event no directions are specified, valid proxies that are not revoked will be voted FOR the nominees identified in this Proxy Statement. Should any nominee identified in this Proxy Statement decline or prove unable to serve as a director at the time of the Annual Meeting, valid proxies voted FOR the nominee and that are not revoked will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Each of the nominees identified in this Proxy Statement has consented to being named in this Proxy Statement and to serve if elected. To the knowledge of the Company's Board of Directors, as of the date of this Proxy Statement no nominee intends to decline service as a director or will prove unable to serve as a director.

The Board of Directors recommends that shareholders vote FOR the election of each director.

All other matters. All other matters require for approval the affirmative vote of a majority of those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions will be counted as votes against approval. Broker non-votes will be counted as neither votes for nor votes against approval. In the event no directions are specified, valid proxies that are not revoked will be voted FOR approval of the Sixth Amended and Restated Stock Incentive Plan and AGAINST each shareholder proposal.

The Board of Directors recommends that shareholders vote FOR the Sixth Amended and Restated Stock Incentive Plan.

The Board of Directors recommends that shareholders vote AGAINST each shareholder proposal.

Solicitation

The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional soliciting material furnished to shareholders. Soliciting material will be furnished to brokerage houses, fiduciaries, and custodians for forwarding to beneficial owners. The Company may reimburse such persons for their costs in forwarding the soliciting material. Directors, officers, employees or agents of the Company may supplement the original solicitation of proxies by mail through solicitation by telephone or other means. No additional compensation will be paid to these individuals for any such services. The Company may also employ a proxy solicitation service, in which case the Company may pay a fee to the proxy solicitation service.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

The Company's Board of Directors will consist of six directors to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified. All nominees are currently members of the Company's Board of Directors.

The nominees, and certain information about them as of December 1, 2003, are set forth below.

Kenneth E. Millard, age 56, was elected Chairman of the Company's Board of Directors on October 9, 2001, and is currently President and Chief Executive Officer of the Company. Mr. Millard has served as a director, President and Chief Executive Officer of the Company since April 1996. Previously, Mr. Millard served as President and Chief Operating Officer of Oncor Communications, based in Bethesda, Maryland from 1992 to 1996. He worked for Ameritech from 1982 to 1992 where he served as President and Chief Executive Officer of Michigan Bell Telephone Company from 1989 to 1992. Prior to 1989, he held the positions of Senior VicePresident of Corporate Strategy for three years and Senior Vice President and General Counsel of Ameritech for four years. From 1972 to 1982, Mr. Millard worked for AT&T and Wisconsin Bell as an attorney. Mr. Millard is currently a member of the Board of Directors of Digi International and Omnitech Inc.

John E. Berndt, age 63, has served as a director of the Company since December 1996. Mr. Berndt retired from Sprint Corporation on September 30, 2000. From 1998 to September 2000, Mr. Berndt was President of Sprint International, an operating unit of Sprint Corporation. From 1997 to 1998, Mr. Berndt was President of Fluor Daniel Telecom, an operating company of the Fluor Daniel Corporation. Mr. Berndt was President of AT&T New Business Development/Multimedia Ventures from 1993 until the spin-off of Lucent Technologies from AT&T occurred in 1996. Mr. Berndt was employed by AT&T since 1963 and was President of its Business Services Business Unit from 1991 until 1993 and President of the International Communications Services Business Unit from 1987 until 1991. Mr. Berndt is a member of the Council on Foreign Relations, the Dallas Committee on Foreign Relations and served on the U.S. Trade Representative's Services Policy Advisory Commission from 1987 until 1993. Mr. Berndt is a director of MetaSolv, Inc., Calence, Inc., Chairman of the Board of Trustees for the American Graduate School of International Management and a former member of the Board of Directors for the University of Wisconsin Foundation.

Larry J. Ford, age 62, has served as a director of the Company since March 1994. Mr. Ford retired from ADC Telecommunications Inc. in July 2002. From October 1999 to July 2002, Mr. Ford was Senior Vice President and President of ADC's Integrated Solutions Group. Mr. Ford was previously President and Chief Executive Officer of Information Advantage from April 1995 to August 1999. Prior to that time, Mr. Ford was employed by Systems Software Associates, Inc. as a Vice-Chairman from November 1994 to March 1995, and as the Chairman, Chief Executive Officer and President from August 1991 to October 1994. Prior to his service with Systems Software Associates, Inc., Mr. Ford worked for IBM for 28 years, his most recent position being Vice President of Information and Telecommunications Systems.

Richard D. Haning, age 52, has served as a director of the Company since April 1995. Mr. Haning retired from Motorola in August 2002. From 1990 to 2002, Mr. Haning was Sr. Vice President and Corporate Vice President of Motorola. Prior to that, Mr. Haning held a variety of positions with Motorola for the preceding 13 years. Mr. Haning is currently on the Board of Directors of Tricom, S.A., a customer of the company.

Daniel D. Giacopelli, age 45, has served as a director and Executive Vice President and Chief Technology Officer of the Company since October 28, 1997. Mr. Giacopelli founded and was President and Chief Executive Officer of Wireless Domain, Incorporated from September 1995 to October 1997. Prior to that time, Mr. Giacopelli was Director of Engineering of the Wireless Group of Telephonics Corporation from 1987 to 1995. Prior to 1987, Mr. Giacopelli was President and CEO of Valinor Electronics, Inc.

Brian J. Clucas, age 45, has served as director since October 28, 2003. Mr. Clucas is Vice President, Audit Services for Illinois Tool Works Inc., a position he has held since 2002. From 1994 to 2002, Mr. Clucas was an Audit & Business Advisory Partner for Arthur Andersen. Prior to that, Mr. Clucas held a variety of positions with Arthur Andersen & Company for the preceding 14 years.

There are no family relationships among any officers and directors of the Company.

Board Committees and Meetings

During the fiscal year ended September 30, 2003, the Board of Directors held five meetings. The Board of Directors has a standing Audit Committee and a standing Compensation Committee. The Board of Directors does not have a standing Nominating Committee. The Company certifies that it has adopted a board resolution addressing the nominations process and such related matters as may be required under federal securities laws. Each incumbent member of the Board of Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period during which he was a director, and (ii) the total number of meetings held by all committees of the Board of Directors on which he served during the period that he was a committee member.

The Compensation Committee is responsible for developing and making a compensation policy for executive officers of the Company, which includes approving employment agreements, reviewing and approving compensation plans, establishing performance targets for, and assessing the performance of the Company's executive officers, and making grants of salary, annual incentive compensation and long-term incentive compensation. The Compensation Committee also develops and makes compensation policy for the nonemployee directors. The Compensation Committee currently consists of Mr. Ford, Committee Chairman, Mr. Berndt and Mr. Haning, each of whom is an independent director as defined by Nasdaq listing standards. The Compensation Committee met four times during the fiscal year ended September 30, 2003.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities concerning, among other things, the Company's financial reporting process and systems of internal controls, and facilitates open communication among the Audit Committee, the Board of Directors, the outside auditors and the Company's management. The Board of Directors certifies that it has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A, and that the Audit Committee has reviewed and reassessed the adequacy of the formal written charter on an annual basis. The charter outlines the various duties and responsibilities of the Audit Committee. The Audit Committee currently consists of Mr. Clucas, Committee Chairman, Mr. Berndt and Mr. Ford, each of whom qualifies as an independent director, as that term is used in Item 7(d)(3)(iv) of Schedule A under the Exchange Act, under Exchange Act Rule 10A-3(b)(1) and Rule 4200(a) of the Nasdaq listing standards. The Audit Committee met five times during the fiscal year ended September 30, 2003. The Board of Directors has determined that the Company has at least one audit committee financial expert (Mr. Clucas), as defined by
Item 401(h) of

Regulation S-K, serving on its audit committee. The Company certifies that it has, and will continue to have, at least one Audit Committee member who has past employment experience in finance or accounting, requisite professional certification in accounting, or comparable experience or background that evidences financial sophistication.

Compensation of Directors

Directors of the Company who are employees of the Company received no compensation for serving on the Board of Directors. Mr. Millard and Mr. Giacopelli are directors and employees of the Company.

Each director that the Board of Directors has determined to be independent, in accordance with Rule 4200(a) of the NASDAQ listing standards (each, an Independent Director) was compensated in the form of a stock option or restricted stock grant for attending meetings of the Board of Directors and committee meetings of the Board of Directors. The Board of Directors has determined that during fiscal year 2003, Mr. Berndt, Mr. Ford, Mr. Haning and Mitchell H. Saranow were Independent Directors. On October 28, 2003, Mr. Clucas replaced Mr. Saranow, who resigned from the Company's Board of Directors on October 26, 2003, as an Independent Director and Chairman of the Audit Committee. The Board of Directors has determined that Mr. Berndt, Mr. Clucas, Mr. Ford and Mr. Haning each are Independent Directors.

During the fiscal year ended September 30, 2003, Independent Directors Berndt, Ford and Haning received an option to purchase 10,000 shares of the Company's common stock. These stock options were issued on October 29, 2002, have a strike price of $2.47 (the closing market price of the Company's common stock on that date), and became fully vested as of October 29, 2003. During the fiscal year ended September 30, 2003, former Independent Director Saranow received a restricted stock grant of 6,700 shares on October 29, 2002. The restriction on Mr. Saranow's stock expired on October 29, 2003.

All directors are reimbursed for all reasonable expenses of attendance at each meeting.

                                   PROPOSAL 2

                          APPROVAL OF THE SIXTH AMENDED

                        AND RESTATED STOCK INCENTIVE PLAN

The Company's Sixth Amended and Restated Stock Incentive Plan amends the Company's Fifth Amended and Restated Stock Incentive Plan (the Plan) by renewing and continuing the Plan for ten (10) additional years from November 17, 2003 to November 17, 2013, and increasing from 2,850,000 to 3,450,000 the number of shares of common stock available for issuance pursuant to options and other permitted awards.

A copy of the Plan is attached to this Proxy Statement as Appendix B.

General

The original Telular Corporation Stock Incentive Plan became effective on November 17, 1993 and expired on November 17, 2003. Under the Telular Corporation Stock Incentive Plan, as subsequently amended, stock options and stock awards for up to 2,850,000 shares of common stock may be issued to officers and key employees of the Company. The Board of Directors recently approved and adopted, subject to shareholder approval, amendments renewing and continuing the Plan for ten (10) additional years from November 17, 2003 to November 17, 2013, and increasing from 2,850,000 to 3,450,000 the number of shares of common stock available for issuance pursuant to options and other permitted awards.

Under the Plan as of September 30, 2003, stock options to purchase 1,592,337 shares of common stock were outstanding, stock options representing 955,003 shares of common stock had been previously exercised and issued, and stock options to purchase 302,737 shares of common stock were available for future grants.

Reasons for Amendment

The proposed amendment to the Plan is intended to renew and continue the Plan ten (10) additional years from November 17, 2003 to November 17, 2013, which will allow the Company to continue to provide incentives to employees under the provisions of the Plan.

The proposed amendment to the Company's Fifth Amended and Restated Stock Incentive Plan is intended to ensure that the Company has sufficient capacity for additional equity-based incentives, including the 340,400 options authorized by the Compensation Committee of the Board of Directors (the "Compensation Committee") on December 15, 2003 and described below.

On December 15, 2003, the Compensation Committee authorized the issuance, subject to stockholder approval of the Plan, of options for an additional 340,400 shares of the Company's common stock, at an option exercise price of $6.58 per share (the closing sales price of the Company's common stock on that date), as follows:

                                                           Options to     Exercise      Expiration
Name                                 Position             be granted       Price           Date
----                                 --------             ----------       -----           ----

Kenneth E. Millard             President & CEO                     0        $6.58             n/a
Daniel D. Giacopelli           Executive VP & CTO             75,000         6.58        12/15/09
Jeffrey L. Herrmann            Executive VP & COO             75,000         6.58        12/15/09
Daniel C. Wonak                Senior Vice President          15,000         6.58        12/15/09
Executive Group                                              165,000         6.58        12/15/09
Non-Executive Directors                                          n/a          n/a             n/a
Non-Executive Officer Employee Group                         175,400         6.58        12/15/09

As of December 15, 2003, the closing sales price of the Company's common stock as reported by the NASDAQ National Market System was $6.58 per share.

SUMMARY OF THE PLAN

Purpose

The Plan enables officers and key employees of the Company to acquire or increase a proprietary interest in the Company, and thus to share in the future success of the Company's business. The Plan is designed to assist in the attraction and retention of officers and key employees of outstanding ability, and to increase the identity of interests between such officers and employees and the Company's shareholders. Because the individuals eligible to receive awards under the Plan will be those who are in positions to make important and direct contributions to the success of the Company, the directors believe that the grant of awards will advance the interests of the Company and its shareholders.

Number and Source of Shares Subject to the Plan

The Company currently (prior to the effectiveness of the Sixth Amendment) may grant awards under the Plan with respect to not more than 2,850,000 shares of common stock, which shares may be provided from the Company's treasury, by the issuance of authorized but unissued shares, and/or by the purchase of outstanding shares in the open market or in private transactions.

          The following table outlines our securities authorized for issuance under equity compensation plans as of September 30, 2003.

                                                Number of Securities       Weighted Average          Number of Securities
                                                  to be Issued Upon         Exercise Price            Remaining Available
                                               Exercise of Outstanding      of Outstanding         For Future Issuance Under
                                                  Options, Warrants        Options, Warrants          Equity Compensation
Plan Category                                        And Rights               and Rights           Plans, Warrants and Rights
-------------                                  -----------------------      --------------         -------------------------
Equity compensation plans approved by
   security holders                                      1,592,260                 11.40                   302,737
Equity compensation plans not approved by
   security holders                                              0                  n/a                          0
                                               -----------------------      --------------         -------------------------
Total                                                    1,592,260                 11.40                   302,737
                                               =======================      ==============         =========================

Administration

The Compensation Committee shall have discretion to determine whether to grant or award options, stock appreciation rights, or any other equity-based incentives under the Plan, to select participants in the Plan, and to make decisions concerning the timing, pricing and the amount of grants or awards under the Plan.

TYPES OF AWARDS

Incentive Stock Options

The Plan provides for the issuance of incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the Code). The exercise price established by the Compensation Committee for an incentive stock option shall not be less than the fair market value of the common stock on the date the option is granted, except that in the case of an incentive stock option granted to a grantee who, on the date the option is granted, owns more than 10 percent of the total combined voting power of all classes of stock of the Company (such a grantee, a Ten Percent Shareholder), the exercise price shall not be less than 110 percent of the fair market value of the common stock on the date the option is granted.

The term of each incentive stock option shall end on a date fixed by the Compensation Committee and set forth in the relevant option agreement; provided, however, that the term may not extend beyond ten years from the date the option is granted. Moreover, in no event shall the term of an incentive stock option granted to a Ten Percent Shareholder exceed five years from the date the option is granted.

The recipient of an incentive stock option is not taxed when the incentive stock option is granted or when it is exercised, although, when an incentive stock option is exercised, the difference between the exercise price of the incentive stock option and the then-current fair market value of the common stock underlying the incentive stock option is treated as income for alternative minimum tax purposes. When the recipient later sells or otherwise disposes of the shares acquired upon exercise of the incentive stock option, the recipient generally pays taxes at capital gains rates on the difference between the exercise price of the incentive stock option and the sale price of the common stock underlying the incentive stock option. At no time can the Company take a business expense deduction for incentive stock options unless the recipient sells the shares underlying the incentive stock option in violation of certain holding period requirements (in which case the incentive stock option would be treated as a nonqualified stock option).

Nonqualified Stock Options

Any option not designated by the Compensation Committee as an incentive stock option shall constitute a nonqualified stock option within the meaning of
Section 422(b) of the Code. The term of each nonqualified stock option shall end on a date fixed by the Compensation Committee and set forth in the relevant option agreement; provided, however, that the term may not extend beyond ten years from the date the option is granted.

In no event may the exercise price for a nonqualified stock option be less than the par value of the common stock underlying the nonqualified stock option. Subject to the foregoing limitation, the exercise price for a nonqualified stock option shall be established by the Compensation Committee and set forth in the option agreement.

The recipient of a nonqualified stock option is not taxed when the nonqualified stock option is granted unless the option itself has a readily ascertainable market value or the recipient elects to pay income tax at that time. A recipient who is not taxed when the nonqualified stock option is granted generally is taxed at ordinary income rates, when the nonqualified stock option is exercised, on the difference between the exercise price of the nonqualified stock option and the then-current fair market value of the common stock underlying the nonqualified stock option. In addition, the Company can take a business-expense deduction for nonqualified stock options when the nonqualified stock options are exercised equal to the amount the recipient recognizes as ordinary income. When the recipient sells or otherwise disposes of the shares underlying the nonqualified stock option, the recipient generally pays taxes at capital gains rates on the difference between the sale price and the fair market value of the common stock underlying the nonqualified stock option at the time of exercise.

Stock Appreciation Rights

The Compensation Committee may, from time to time, grant stock appreciation rights either (1) in tandem with all or a portion of an option granted under the Plan, or (2) independent of any option granted under the Plan. A tandem right shall be exercisable only at such times, and to such extent, as the related option is exercisable. An independent right shall be exercisable at such time and to such extent as the Compensation Committee shall determine.

Any stock appreciation right shall permit the grantee to receive, upon exercise of the right, an amount (to be paid in cash, in shares of the Company's common stock, or in both cash and shares of Company's common stock, as determined by the Company in its sole discretion at any time prior to or after exercise) equal to the difference between (1) the fair market value on the date of exercise of the shares with respect to which the right is exercised, and (2) either (i) the exercise price of the related option in the case of a right that is related to an option, or (ii) in the case of a right that is not related to any option, the fair market value of a share of the Company's common stock as of the date the right was granted.

Performance Shares

The Compensation Committee may, from time to time, grant performance shares. A performance share shall entitle the grantee to receive, as soon as practicable after a payment date specified by the Compensation Committee at the time the performance share is granted, an amount equal to the excess (if any) between (1) the fair market value of a share of the Company's common stock on the payment date, and (2) the fair market value of a share of the Company's common stock on the date the performance share is granted. Unless the Compensation Committee provides otherwise at the time of grant, a grantee may receive payment only if the grantee remains continuously employed with the Company or a Subsidiary (as defined in the Plan) until the payment date.

Stock-Based Awards

The Compensation Committee may, from time to time, grant awards under the Plan that consist of, are denominated in or payable in, are valued in whole or in part by reference to, or otherwise are based on or related to, shares of the Company's common stock, provided that such grants comply with applicable law. The Compensation Committee may subject such awards to such vesting or earnout provisions, restrictions on transfer, and/or other restrictions on incidents of ownership as the Compensation Committee may determine, provided that such restrictions are not inconsistent with the terms of the Plan. The Compensation Committee may grant awards under the Plan that require no payment of consideration by the grantee (other than services previously rendered or, to the extent permitted by applicable law, services to be rendered in the future), either on the date of the grant or the date one or more restrictions on the grant are removed.

Rights as Shareholders

No award shall confer upon a grantee any rights of a shareholder unless and until shares of common stock are actually issued to the grantee. Subject to any required approval by the Company's shareholders, if the Company shall be a party to any merger, consolidation or reorganization in which shares of the Company's common stock are changed or exchanged, a grantee holding an outstanding award shall be entitled to receive, upon the exercise of such award, the same consideration that a holder of shares of the Company's common stock equal to the amount subject to the award would be entitled to receive pursuant to such merger, consolidation or reorganization.

Termination, Suspension or Modification of Plan

The Board of Directors may at any time terminate, suspend or modify the Plan, except that the Board of Directors shall not, without the approval of the holders of a majority of the Company's outstanding shares of common stock present in person or represented by proxy and entitled to vote at a meeting of the stockholders of the Company duly called for such purpose or by the written consent of the holders of a majority of the outstanding shares of common stock entitled to vote: (a) change the class of persons eligible for awards; (b) change the exercise price or purchase price of awards (other than through adjustment for changes in capitalization); (c) increase the maximum duration of the Plan; (d) materially increase the benefits accruing to participants under the Plan; or (e) materially increase the number of securities that may be issued under the Plan. No termination, suspension, or modification of the Plan shall, without the grantee or beneficiary's prior consent, adversely affect any right acquired by any grantee or by any beneficiary under the terms of any award granted before the date of such termination, suspension or modification. However, adjustments for changes in capitalization will be assumed not to adversely affect any of the rights described in the previous sentence.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of December 5, 2003 with respect to ownership of the Company's common stock as of December 5, 2003, (i) by each person who is known by the Company to own beneficially more than 5% of the shares of the Company's common stock outstanding as of December 5, 2003,
(ii) by each director of the Company, (iii) by each individual serving as the Company's chief executive officer, or in a similar capacity, during the fiscal year ended September 30, 2003 (the CEO), (iv) by each of the Company's four most highly compensated executive officers who served as executive officers of the Company during the fiscal year ended September 30, 2003 (together with the CEO, the Named Executive Officers), and (iv) by all directors of the Company and Named Executive Officers as a group. Common stock is the Company's only outstanding class of equity security.

Name of                                                Number of
Beneficial Owner                                        Shares                    Percent
----------------                                       ----------                 --------
Special Situations Funds (5)                             1,692,282                 13.1%
      153 E. 53rd Street
      New York, NY

DNIC Brokerage Company                                   1,143,959                  8.8%
      2859 Central Street #278
      Evanston, IL 60201

Kenneth E. Millard (1)(2)(3)                               342,996                  2.6%
John E. Berndt (1)(3)                                       65,000                    *
Larry J. Ford (1)(3)                                        40,307                    *
Richard D. Haning (1)(3)                                    25,417                    *
Daniel D. Giacopelli (1)(2)(3)                             223,506                  1.7%
Brian J. Clucas (1)(8)                                           0                    *
Mitchell H. Saranow (3)(7)                                 117,950                    *
Jeffrey L. Herrmann (2)(3)                                  85,072                    *
Daniel C. Wonak (2)(3)                                      64,138                    *
Matthew M. Kushner (2)(3)(6)                                     0                    *

All Directors and Named Executive Officers
as a group (10 Persons) (4)                                964,386                  7.4%

* Less than one percent.

    (1) The named individual is a director of the Company.

    (2) The named individual is a Named Executive Officer.

    (3) Includes shares of common stock that directors, former directors and Named Executive Officers of the Company may acquire pursuant to options exercisable within 60 days of December 5, 2003.

    (4) Includes 658,019 shares of common stock that directors, former directors and Named Executive Officers of the Company may acquire pursuant to options exercisable within 60 days of December 5, 2003.

    (5) Includes combined holdings in four funds with common ownership. MGP Advisers Limited Partnership (MGP), a Delaware limited partnership, is the general partner of the Special Situations Fund III, L.P., a Delaware limited partnership that holds 752,900 shares of the Company. AWM Investment Company, Inc. (AWM), a Delaware corporation, is the general partner of MGP and the general partner of and investment adviser to the Special Situations Cayman Fund, L.P., a limited partnership that holds 250,147 shares of the

        Company. MG Advisers, L.L.C. (MG), a limited liability company, is the general partner of and investment adviser to the Special Situations Private Equity Fund, L.P., a limited partnership that holds 323,625 shares of the Company. SST Adviser, L.L.C. (SSTA), a limited liability company, is the general partner of and investment adviser to Special Situations Technology Fund, L.P., a limited partnership that holds 365,610 shares of the Company. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP, MG, AWM and SSTA and are principally responsible for the selection, acquisition and disposition of the portfolio securities by the investment advisers on behalf of their fund.

    (6) This Named Executive Officer resigned on July 16, 2003.

    (7) This director resigned from the Company's Board of Directors on October 26, 2003.

    (8) This individual became a director of the Company on October 28, 2003.

                             EXECUTIVE COMPENSATION

 The following table sets forth certain information relating to compensation received by each of the Named Executive Officers for services rendered during each of the Company's last three completed fiscal years.

                                                                                           Compensation            All
                                    Fiscal               Annual Compensation                  Awards/             Other
Name                                 Year           Salary               Bonus              Options(1)         Compensation
--------------------------         --------       ----------         ------------          -----------         ------------
Kenneth E. Millard                   2003          $362,500           $150,000(3)            300,000            $7,807(2)
   Chief Executive Officer           2002           250,000            200,000(3)                  0             7,720(2)
      Chairman of the Board          2001           250,000            400,000(3)                  0             3,942(2)

Daniel D. Giacopelli                 2003          $200,000            $75,000(4)             25,000                $0
   Chief Technology Officer          2002           200,000            100,000(4)                  0                 0
      Executive Vice-President       2001           200,000            200,000(4)                  0                 0
        Director

Jeffrey L. Herrmann                  2003          $185,000            $70,000(4)             25,000                $0
   Chief Operating Officer           2002           185,000             90,000(4)                  0                 0
   Chief Financial Officer           2001           179,808            170,000(4)                  0                 0
      Executive Vice-President
        Secretary

Daniel C. Wonak                      2003          $120,000            $37,500(5)             25,000                $0
   Senior Vice-President             2002           120,000             50,000(5)                  0                 0
      Marketing                      2001           120,000             91,718                     0                 0

Matthew M. Kushner (8)               2003           $98,958           $119,792(6)             10,000                $0
   Senior Vice-President             2002           125,000            124,479(7)                  0                 0
      Telguard

    (1) Represents the number of shares of common stock underlying stock options granted during each fiscal year.

    (2) Amount includes medical expenses paid by the Company pursuant to Mr. Millard's employment agreement with the Company.

    (3) Amount includes a retention bonus of $100,000.

    (4) Amount includes a retention bonus of $50,000.

    (5) Amount includes a retention bonus of $25,000

    (6) Amount includes a retention bonus of $25,000 and sales commissions of $94,792.

    (7) Amount represents sales commissions.

    (8) This Named Executive Officer resigned on July 16, 2003.

Employment Contracts

Except for Mr. Millard, none of the Named Executive Officers has entered into a written employment agreement with the Company.

On January 1, 2003, the Company entered into an employment agreement with Kenneth E. Millard, pursuant to which Mr. Millard agreed to serve as Chairman, President and Chief Executive Officer of the Company. This employment agreement replaces Mr. Millard's employment agreement dated April 18, 1996. Under the January 1, 2003 employment agreement, Mr. Millard's term of employment shall continue until terminated by either the Company or Mr. Millard with at least 60 days prior notice. The employment agreement entitles Mr. Millard to receive an annual base salary of $400,000. Mr. Millard is also eligible under the employment agreement to receive a target annual incentive bonus of $320,000. The annual incentive bonus is payable quarterly, one-half in common stock of the Company and one-half in cash. Payment of the bonus is dependent upon the achievement by Mr. Millard of annual performance targets established by the Compensation Committee. If Mr. Millard's employment is terminated by the Company other than for cause, as defined in the employment agreement, Mr. Millard will be entitled to receive upon termination a lumpsum severance payment in an amount equal to $400,000.

On January 28, 2003, Mr. Millard was granted an Incentive Stock Option (ISO) to purchase 250,000 shares of the Company's common stock in connection with his January 1, 2003 employment agreement with the Company. Mr. Millard must hold at least 20% of any and all shares received from exercises of the ISO for the entire time that he is Chairman, President and CEO. One-third of the ISO vests on each of the first three anniversary dates of the grant date. All options granted under Mr. Millard's employment agreement terminate on the earlier of January 28, 2013, and the date that is 180 days after Mr. Millard is no longer employed by the Company.

Mr. Millard was granted options to purchase 125,000 shares of the Company's common stock in connection with his April 18, 1996 employment agreement with the Company. Options to acquire 12,500 shares of the Company's common stock at $12.25 per share vested on April 18, 1996. Options to acquire 37,500 shares of the Company's common stock at $12.25 per share vested in 36 monthly installments from June 1996 through May 1999. Options to acquire 75,000 shares of the Company's common stock at $12.25 per share vested on April 30, 2003.

All options granted under Mr. Millard's previous employment agreement terminate on the earlier of May 1, 2006 and the date that is 180 days after Mr. Millard is no longer employed by the Company.

Mr. Millard has been granted options to acquire 273,047 shares of the Company's common stock separate from his employment agreements.

Each of the Named Executive Officers, except Mr. Kushner, has a severance agreement and a retention agreement with the Company. Except for Mr. Millard, the severance agreements entitle these Named Executive Officers to a severance payment of six months' salary at the time of severance in the event of separation other than for cause, as defined in the severance agreement. The terms of Mr. Millard's severance arrangement is included in his employment agreement (see above). The retention agreements entitle these Named Executive Officers to a bonus payment for each completed fiscal year of service with the Company. The retention bonus amounts are itemized in the Executive Compensation section of this proxy.

    Option Grants

    The following table sets forth information concerning option exercises by Named Executive Officers during the fiscal year ended September 30, 2003.

                                                  % of Total                                    Potential Realizable Value at
                                    Number of      Options                                         Assumed Annual Rates of
                                     Shares       Granted to                                      Stock Price Appreciation
                                   Underlying     Employees                                          for Option Term (1)
                                    Options       in Fiscal      Exercise       Expiration     -------------------------------
Name                                Granted         Year           Price           Date           0%        5%          10%
---------------------             ------------   ----------      ---------      ------------   ------   --------   -----------
Kenneth E. Millard                    50,000         6.8%          $2.47          10/1/2008      $0      $42,002      $95,288
Kenneth E. Millard                   250,000        34.2%           3.85          1/28/2013       0      605,311    1,533,977
Daniel D. Giacopelli                  25,000         3.4%           2.47          10/1/2008       0       21,001       47,644
Jeffrey L. Herrmann                   25,000         3.4%           2.47          10/1/2008       0       21,001       47,644
Daniel C. Wonak                       25,000         3.4%           2.47          10/1/2008       0       21,001       47,644
Matthew M. Kushner                    10,000         1.4%           2.47          9/16/2003       0            0            0

    (1) The dollar amounts under these columns are the result of calculations based on an assumed 5% and 10% annual rate of appreciation in the market price of the Company's common stock over the terms of the options. These calculations are mandated by the Securities and Exchange Commission. We can provide no assurance that during the terms of the options the market price of the Company's common stock will appreciate at the 5% or 10% assumed annual appreciation rates.

    Option Exercise and Fiscal Year-End Option Values

    The following table sets forth information concerning option exercises by Named Executive Officers during the fiscal year ended September 30, 2003, and the value of the Named Executive Officers' option holdings as of September 30, 2003.

                                                                     Number of Unexercised            Value of Unexcerised in the
                                                                       Options at FY-End                   Money Options (1)
                           Shares Acquired         Value         -----------------------------      ------------------------------
Name                        upon exercise        Realized        Excercisable    Unexcerisable      Excercisable      Unexcerisable
------------------         ---------------       --------        ------------    -------------      ------------      -------------
Kenneth E. Millard                       0             $0             219,141          300,000           $86,592           $405,250
Daniel D. Giacopelli                     0              0             124,479           33,334            31,719             62,500
Jeffrey L. Herrmann                      0              0              76,285           25,000            13,324             62,500
Daniel C. Wonak                          0              0              50,000           25,000                 0             62,500
Matthew M. Kushner                       0              0                   0                0                 0                  0

    (1) Represents the fair market value per share of the Company's common stock on the last day of the fiscal year less the option exercise price for each of the options multiplied by the number of shares underlying each of the options. The fair market value per share was $4.97, based upon the closing sales price of the Company's common stock on the last trading day of the fiscal year, as reported by the NASDAQ National Market System.

                              CERTAIN TRANSACTIONS

    Transactions with DNIC
    Pursuant to a contribution agreement with The Telular Group L.P., predecessor of the Company, in which DNIC Brokerage Company (DNIC) contributed a variety of assets including intellectual property rights, DNIC retained and did not contribute the right to receive the first $250,000 per year in royalty payments under license agreements with respect to the contributed technology. A total of $250,000 was received by the Company and paid over to DNIC pursuant to this agreement during the fiscal year ended September 30, 2001. In October 2001, the Company advanced DNIC $750,000 against future royalties for the sole purpose of permitting DNIC to purchase the Company's common stock in open market transactions. Since then all royalties received by the Company for the benefit of DNIC have been applied to the amount advanced to DNIC. The amount of the Company's outstanding advance to DNIC as of September 30, 2003 was $250,000. The advance bears interest per annum at the prime rate quoted in the Wall Street Journal.

    Other Transactions and Events
    Much Shelist, of which Marvin Benn is a principal, has provided legal services to the Company. Mr. Benn is a shareholder of the Company and a shareholder of DNIC. During fiscal year 2003, the Company paid Much Shelist aggregate fees of $168,378. Cash payments totaled $131,008 and payments made in the form of common stock of the Company were valued at $37,370 based upon the fair value of legal services received.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Executive compensation is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"). The Compensation Committee is a standing committee currently composed of three directors, Mr. Ford, Mr. Berndt and Mr. Haning, each of whom is an independent director.

Since Telular's initial public offering in January 1994, the Compensation Committee has developed and administered the Company's compensation policies and plans. The Compensation Committee reviews, recommends and grants salary and bonus incentives for executive officers and employees. The Compensation Committee also administers the Company's stock incentive plans and is responsible for, among other things, the selection of participants and decisions concerning the timing, pricing and the amount of grants or awards.

The Compensation Committee upon recommendation of the CEO decided to provide a general wage increase to non-executive employees for fiscal year 2003. Manager-level employees in this group were given a choice of a cash wage increase or a stock option grant.

The Compensation Committee upon recommendation of the CEO decided not to provide general wage increases to executive officers for fiscal year 2003. Instead, each executive officer, was given a grant of stock options, the continued opportunity to participate in the Company's bonus plans and was paid a retention bonus.

The CEO's compensation for fiscal year 2003 was established pursuant to an employment agreement dated January 1, 2003, which replaced the prior agreement dated April 18, 1996. The CEO's base salary was increased from $250,000 to $400,000, the CEO's target incentive opportunity was increased from $200,000 to $320,000 and the CEO received a one-time stock option grant for 250,000 shares of the Company's common stock.

During fiscal year 2003, the CEO received $50,000 of incentive compensation, which was paid in cash and shares of common stock of the Company. The CEO also received a retention bonus of $100,000 during fiscal year 2003.

The table on page 14 summarizes all stock options that have been repriced for past and present executive officers during the past ten years.

                                                 TEN-YEAR OPTION REPRICINGS
                                                                                                                      Length of
                                            Number of           Market                                                Original
                                            Securities          Price                                                Option Term
                                            Underlying       of Stock at        Exercise Price         New            Remaining
                           Repricing          Options          Time of            at Time of         Exercise         at Date of
Name and Title               Date            Repriced         Repricing           Repricing           Price           Repricing
--------------             ---------        ----------       -----------        --------------       --------        -----------
Kenneth E. Millard         10/28/1997           37,500          $12.25             $19.12            $12.25            8.5 Years
Kenneth E. Millard         10/28/1997          125,000           12.25              18.00             12.25            8.5 Years
Jeffrey L. Herrmann    (1) 10/28/1997            5,000           12.25              23.75             12.25            5.5 Years
Robert C. Montgomery   (2) 10/28/1997           18,750           12.25              19.12             12.25            5.5 Years
Robert C. Montgomery   (2) 10/28/1997           46,250           12.25              18.00             12.25            8.5 Years
Robert C. Montgomery   (2) 10/28/1997            6,250           12.25              20.00             12.25            8.5 Years
Robert C. Montgomery   (2) 4/17/1996             9,000           22.24              33.00             18.00            5.0 Years
S.W.R. (Sandy) Moore   (2) 10/28/1997           12,500           12.25              22.25             12.25            9.0 Years
Raymond M. O'Leary     (2) 4/17/1996             6,000           22.24              33.00             18.00            5.0 Years
George Claudio Jr.     (2) 4/17/1996            12,052           22.24              33.00             22.24            5.0 Years
Gordon Jenkins         (2) 4/17/1996             3,000           22.24              33.00             22.24            5.0 Years
Timothy L. Walsh       (2) 4/17/1996             2,500           22.24              33.00             22.24            5.0 Years

(1) Current executive officer who was employed by the Company during fiscal year 2003. The repriced options presented expired on October 28, 2003.

(2) Former executive officer who was not employed by the Company during fiscal year 2003. The options associated with each former officer were cancelled upon termination and are not outstanding. None of the options were exercised during the term that they were outstanding.

    COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
      Larry J. Ford, Committee Chairman
      John E. Berndt
      Richard D. Haning

                             AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has reviewed the audited financial statements of the Company for the fiscal year ended September 30, 2003, and discussed the audited financial statements with the Company's management and Ernst & Young LLP, the Company's independent auditors. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as currently in effect. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, as currently in effect, has discussed with representatives of Ernst & Young LLP the independence of Ernst & Young LLP and has considered the compatibility of nonaudit services with the auditors' independence. Based on the review and discussions described above, the Audit Committee has recommended to the Board of Directors that the audited financial statements for the fiscal year ended September 30, 2003, be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2003, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Brian J. Clucas, Committee Chairman
John E. Berndt
Larry J. Ford

                       PERFORMANCE MEASUREMENT COMPARISON

The graph on page 16 compares total shareholder returns of the Company since September 30, 1998, to three indices: the NASDAQ Stock Market (U.S.) Index, the NASDAQ Telecommunications Index and the Research Data Group Technology Index. The total return calculations assume the reinvestment of dividends, although dividends have never been declared for the Company's stock, and is based on the returns of the component companies weighted according to their capitalizations as of the end of each monthly period. The NASDAQ Stock Market (U.S.) Index tracks the aggregate return of all equity securities traded on the NASDAQ National Market System (the NMS). The Research Data Group Technology Index tracks the aggregate return of technology companies, including electronics, medical and other related technology industries. The NASDAQ Telecommunications Index tracks the aggregate return of equity securities of telecommunications traded on the NASDAQ National Market System (the NMS).

The Company's common stock is traded on the NMS and is a component of the NASDAQ Stock Market (U.S.) Index. The Company's stock price on the last day of the 2003 fiscal year, September 30, 2003, was $4.97. The latest stock price attainable prior to the printing of this Proxy Statement stock price was $6.58 on December 15, 2003.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
          AMONG TELULAR CORPORATION, NASDAQ STOCK MARKET (U.S.) INDEX,
                       THE NASDAQ TELECOMMUNICATIONS INDEX
                     AND THE RDG TECHNOLOGY COMPOSITE INDEX

[THE FOLLOWING DATA WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                                  9/98     9/99      9/00     9/01    9/02     9/03
TELULAR CORP                    100.00    50.00    332.28   130.85   63.75   128.24
NASDAQ STOCK MARKET (U.S.)      100.00   163.12    217.03    88.74   69.90   106.49
NASDAQ TELECOMMUNICATIONS       100.00   169.63    166.42    64.38   27.98    46.87
RDG TECHNOLOGY COMPOSITE        100.00   201.61    264.46   106.19   72.08   114.83

* $100 invested on 9/30/98 in stock or index-including reinvestment of dividends. Fiscal year ending September 30.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Mr. Ford, Mr. Berndt and Mr. Haning. No member of the Compensation Committee is now or has at any time been an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

All executive officers, directors and holders of more than 10% of the Company's Common Stock reported all transactions in the Company's Common Stock during fiscal year 2003 in timely filings with the Securities and Exchange Commission
(SEC) as required under Section 16(a) of the Securities and Exchange Act of 1934.

Shareholder Proposals for Inclusion in Next Year's Proxy Statement

Shareholder proposals submitted for evaluation as to inclusion in the proxy materials for the Company's next annual meeting of shareholders must be received by the Company no later than August 21, 2004, at the Company's principal executive offices. Shareholders who intend to present a proposal for the next annual meeting of shareholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than November 4, 2004, at the Company's principal executive offices. All notices should be sent to: Telular Corporation, Attention:
Secretary, 647 North Lakeview Parkway, Vernon Hills, Illinois 60061.

Independent Public Accountants

The Board of Directors has appointed Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending September 30, 2004. Ernst & Young LLP has audited the Company's financial statements since December 1992. The aggregate fees billed for professional services by Ernst & Young during fiscal year ending September 30, 2003 were:

    o Audit Fees: $125,700 for services rendered for the annual audit of the Company's consolidated financial statements for fiscal year 2002 and the fiscal year 2003 quarterly reviews of the financial statements included in the Company's Forms 10-Q;

    o   Financial Information Systems Design and Implementation Fees: Zero; and

    o   All Other Fees: $41,743 for taxation services for fiscal year 2002.

Ernst & Young LLP does not provide consulting services to the Company. The Audit Committee of the Company annually evaluates whether the Company's use of Ernst & Young for non-audit services is compatible with maintaining Ernst & Young's independence.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Shareholder Proposals

Shareholder Proposal No. 1

Joseph Pirinea, 3843 Wesley St., Seaford, NY 11783, has notified us that he intends to present the following proposal at this year's meeting:

"Shareholders of Telular Corporation (WRLS) request the Board of Directors to approve a change to the corporate governing documents to require that the offices of Chairman and Chief Executive Officer be split into separate positions. This topic of separation of duties of Chairman and Chief Executive Officer has recently been adopted at both Fortune 500 and smaller corporations to encourage greater management accountability. I believe that splitting the positions of Chairman and Chief Executive Officer will enhance shareholder value, and that it is imperative that the interest of the Board of Directors be aligned with stockholders and not management."

The Board of Directors recommends a vote "AGAINST" the proposal for the following reasons:

The Board of Directors, which includes four independent, non-management directors among its six members, believes that it is often desirable for the positions of Chairman and Chief Executive Officer to be held by the same person. The Board of Directors believes this combination has served the Company well by providing unified leadership and direction. The Board believes it is important that the Board have the discretion to act in the best interests of shareholders at any point in time and select the director it believes best suited to serve as Chairman of the Board. The Board of Directors may separate these positions should circumstances change.

Moreover, the Board believes its independence is not compromised by having a single person serve as Chairman of the Board and Chief Executive Officer. The functions of the Board are carried out by the full Board, and when delegated, by the Board committees. Each director is a full and equal participant in the major strategic and policy decisions of the Company. The contributions of each independent director would not change if he or she served as non-executive Chairman of the Board.

We therefore recommend a vote against the proposal.

Shareholder Proposal No. 2

Regina Pirinea, 3843 Wesley St., Seaford, NY 11783, has notified us that she intends to present the following proposal at this year's meeting:
"Shareholders of Telular Corporation (WRLS) request that the company adopt cumulative voting. This will enable shareholders to concentrate their votes for the directors who shareholders believe have superior performance."

The Board of Directors recommends a vote "AGAINST" the proposal for the following reasons:

Cumulative voting provides that in any election of directors, each share of common stock entitles the holder to one vote for each directorship to be filled and allows the holder to cast all of those votes for one nominee or spread them among multiple nominees. Thus, if six directorships were to be filled, the holder of one share could cast one vote for each of six nominees, six votes for only one nominee, or any other possible combination.

In contrast, the Company currently provides that each share of common stock is entitled to one vote for each directorship to be filled and requires those votes to be spread among separate nominees for those directorships. Thus, no share entitles its holder to cast more than one vote for any nominee.

The Board of Directors does not consider cumulative voting to be in the best interest of the Company or its shareholders. Each director has a duty to oversee the management of the Company for the benefit of all shareholders. Cumulative voting can permit the holders of a relatively small number of shares to cause the election of one or more directors whose loyalty could be primarily to the minority group responsible for their election, rather than to the Company and all of its shareholders. The Board of Directors believes that the current structure, which requires all directors to obtain support from a broader base of shareholders, to be a better mechanism to assure that directors are appropriately focused on the interests of all shareholders.

We therefore recommend a vote against the proposal.

Shareholder Proposal No. 3

Russell Oliveri, 260 Stuart Drive, New Rochelle, NY 10804, has notified us that he intends to present the following proposal at this year's meeting:
"Shareholders of Telular Corporation (WRLS) request the Board of Directors to approve a change to the corporate governing documents to increase the current board of directors from 6 members to 9. It is recommended that the additional three members be appointed to the Board at the annual Shareholder meeting, after the votes are tabulated and this proposal is properly adopted, or as soon as possible thereafter."

"I believe additional directors could help the board better address the issues of marketing and licensing the company's technology through corporate alliances. These issues currently do not properly reflect adequate director attention."

The Board of Directors recommends a vote "AGAINST" the proposal for the following reasons:

The Board of Directors does not currently consider expanding its size to be in the best interests of the Company or its shareholders. The Company believes that it is more important to assure that the Board of Directors consists of directors of uniformly high caliber than it is to increase the number of members. The Company has confidence in its current Board membership. The Company is continually searching for wellqualified candidates to serve as members of the Board of Directors to fill vacancies that may arise. The Company believes it is important that it retain the discretion to change the size of the Board of Directors at any point in time should circumstances warrant. Mandating an increased size for the Board of Directors, however, would simply exacerbate the challenges of consistently finding suitable nominees for director without creating sufficient offsetting benefit to the Company's shareholders.

We therefore recommend a vote against the proposal.

Other Matters

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                         By Order of the Board of Directors

                        /S/ Jeffrey L. Herrmann
                        Executive Vice-President, Chief Operating Officer, Chief Financial Officer and Secretary

Vernon Hills, Illinois
December 19, 2003

                                   Appendix A

                               TELULAR CORPORATION
                             AUDIT COMMITTEE CHARTER
                                OCTOBER 28, 2003

This charter governs the operations of the Audit Committee (the "Committee") of the Board of Directors of Telular Corporation (the "Company").

Composition, Organization and Compensation

The Committee shall be composed of not less than three Directors, each of whom
(i) meet the independence and experience requirements of The Nasdaq National Market ("Nasdaq"), Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "SEC"), (ii) shall not have participated in the preparation of the financial statements of the Company durng the past three years, and (iii) have no relationship that would interfere with the exercise of his or her independent judgment. Each member of the Committee members shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement, at the time of his or her appointment to the Committee. At least one member of the Committee shall be a "financial expert" (as defined by applicable Nasdaq and SEC rules and regulations).

The Board of Directors has sole authority to appoint and remove members of the Committee and select a Chairman of the Committee, who may be the incumbent Chairman or another member of the Committee.

The compensation of Committee members shall be as determined by the Board of Directors. No member of the Committee may receive any compensation from the Company other than fees paid in his or her capacity as members of the Board of Directors or a committee of the Board of Directors.

Purpose

The purpose of the Committee is to assist to the Board of Directors in fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to:

    o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

    o Monitor the independence and performance of the Company's independent auditor (the "Independent Auditor"), which shall be a registered public accounting firm as defined in the Sarbanes-Oxley Act of 2002 (the "SOX Act");

    o Monitor compliance with ethics policies adopted by management and the Board of Directors; and

    o Provide an avenue of communication among the Independent Auditor, management and the Board of Directors.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention appropriate to fulfilling its responsibilities and has full access to the Independent Auditor as well as all books, records, facilities, and personnel of the Company and the authority to retain, at the expense of the Company, special legal, accounting or other advisors it deems necessary or appropriate to carry out its responsibilities.

Responsibilities and Processes

The primary responsibility of the Committee is to oversee the Company's accounting and financial reporting process and the audits of the financial statements of the Company on behalf of the Board of Directors and report the results of its activities to the Board of Directors. Management is responsible for preparing the Company's financial statements, and the Independent Auditor is responsible for auditing the annual financial statements and reviewing the quarterly financial statements.

The following are the principal functions performed by the Committee in carrying out its oversight responsibilities. This description is set forth as a guide, with the understanding that the Committee may supplement the description as appropriate.

Review Procedures

    1. The Committee shall review and reassess the adequacy of this charter periodically, as conditions indicate, but not less than annually, submit any proposed changes that it deems necessary or appropriate to the Board of Directors for its approval and have the charter published at least every three years in accordance with SEC rules and regulations.

    2. The Committee shall review the Company's annual audited financial statements prior to filing or distribution. Such review shall include discussion with management and the Independent Auditor of significant issues, including changes in accounting principles, reporting standards, regulatory agency pronouncements, practices, judgments and any alternatives that have or may have in the future a significant impact on the consolidated financial statements of the Company.

    3. In consultation with the management and the Independent Auditor, the Committee shall consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the Independent Auditor together with management's responses.

    4. The Committee shall review with management and the Independent Auditor the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the Independent Auditor in accordance with AICPA SAS 61.

    5. The Committee shall review earnings releases and earnings guidance issued by the Company for the purpose of ensuring that such press releases and guidance properly disclose financial information presented in accordance with generally accepted accounting principles ("GAAP") and, to the extent pro forma or non-GAAP information is included, adequately disclose how such pro forma or non-GAAP information differs from the comparable GAAP information and that such pro forma or non-GAAP information is not given undue prominence, and to ensure that such press releases and guidance do not otherwise provide misleading presentations of the Company's results of operations or financial condition.

    6. The Committee shall review with management and the Independent Auditor all significant litigation.

    7. The Committee shall establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

    8. The Committee shall provide sufficient opportunity for the Independent Auditor to meet privately with the members of the Committee and otherwise shall, from time to time as it deems appropriate, meet separately with management and the Independent Auditor as necessary to assure a smooth functioning of the annual audit and otherwise to fulfill it responsibilities.

    9. On at least an annual basis, the Committee shall review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

    10. The Committee shall consider the effectiveness of the Company's internal control system, including information technology security and control.

    11. The Committee shall coordinate the Board of Director's oversight of the Company's internal accounting controls and the Company's disclosure controls and procedures. The Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the SOX Act (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

    12. The Committee shall establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

    13. The Committee shall review all related-party transactions, defined by reference to transactions required to be disclosed under Item 404 of Regulation S-K on an ongoing basis and approve such transactions as appropriate.

    14. The Committee shall perform such other duties as may be delegated from time to time by the Board of Directors.

    15. The Committee shall annually prepare a report to shareholders as required by the SEC. The report shall be included in the Company's annual proxy statement.

    16. The Committee shall perform any other activities consistent with this charter, the Company's bylaws, and governing law, as the Committee or the Board or Directors deems necessary or appropriate.

    17. The Committee shall engage and determine funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Committee is empowered, without further action by the Board of Directors to cause the Company to pay the compensation of such advisors as established by the Committee and to cause the Company to pay all other expenses incurred by the Company in carrying out its duties.

    18. The Committee shall conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee.

    19. The Committee is empowered to investigate any other matters brought to the Committee's attention within the scope of its responsibilities.

Independent Auditor

    20. The Committee is solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the Independent Auditor. The Committee may, in its discretion, seek shareholder ratification of the Independent Auditor it appoints.

    21. The Committee shall require the Independent Auditor to report directly to the Committee, and the Committee shall have the sole and direct responsibility for overseeing the Independent Auditor, including resolution of any disagreements between Company management and the Independent Auditor regarding financial reporting. In connection with its oversight role, the Committee shall, from time to time as appropriate, obtain and review the reports required to be made by the Independent Auditor pursuant to paragraph (k) of Section 10A of the Exchange Act regarding:

            o   critical accounting policies and practices;

            o alternative disclosures and treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the disclosure and treatment preferred by the Independent Auditor; and

            o other material written communications between the Independent Auditor and Company management.

    22. The Committee shall take, or recommend that the full Board of Directors take, appropriate action to ensure the independence of the Independent Auditor.

    23. The Committee shall obtain and review a formal written statement from the Independent Auditor setting forth all relationships between the Independent Auditor and the Company, including disclosures required by Independence Standards Board Standard No. 1. The Committee shall actively engage in dialogue with the Independent Auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditors.

    24. Be solely and directly responsible for setting the compensation of the Independent Auditor. The Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the Independent Auditor established by the Committee.

    25. Pre-approve all audit services, which may entail providing comfort letters in connection with securities underwritings, and non-audit services (other than de minimus non-audit services as defined by the SOX Act (and the applicable rules thereunder) to be provided to the Company by the Independent Auditors. The Committee shall cause the Company to disclose in its SEC periodic reports the approval by the Committee of any non-audit services to be performed by the Independent Auditor.

    26. The Committee shall establish hiring policies for employees or former employees of the Independent Auditor that satisfy all applicable laws and regulatory requirements.

    27. The Committee annually, in advance of the annual audit of the Company's financial statements, shall review with the Independent Auditor the audit plan, including without limitation the adequacy of staffing and the compensation arrangements. Following completion of the annual audit, and prior to releasing the year-end earnings, the Committee shall meet with the Independent Auditor to review the results of the audit. The Committee shall also discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

    28. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Meeting and Minutes

The Committee shall hold meetings, in person or by telephone, at such times and with such frequency as it deems necessary to carry out its duties and responsibilities under this charter. It is anticipated that the Committee will hold at least four meetings per year either in person or via telephone.

The Committee should meet privately in executive session at least annually with management, the Independent Auditor, and as a Committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

Special meetings of the Committee may be called by any member of the Committee, with notice of any such special meeting to be given in accordance with the Company's Bylaws. A majority of the members of the Committee shall constitute a quorum for the transaction of business by the Committee. At the discretion of the Committee, other members of the Board of Directors and any officer or employee of the Company may be invited to attend and participate in meetings of the Committee. If approved by the Board of Directors, the Committee may delegate any of its responsibilities under this Charter to a subcommittee composed solely of members of the Committee.

The Committee also may act by unanimous written consent in accordance with the terms of the

Company's Bylaws.

Minutes of each Committee meeting and records of all other Committee actions shall be prepared by a secretary of the meeting designated by the Committee, and shall be retained with the permanent records of the Company.

Periodically a report on the Committee's activities shall be provided to the Board of Directors by the Chairman of the Committee (or, in the Chairman's absence, by another member of the Committee).

                                   Appendix B

                               TELULAR CORPORATION
                 SIXTH AMENDED AND RESTATED STOCK INCENTIVE PLAN

1. Purpose

    The Telular Corporation Stock Incentive Plan (the Plan) is an amendment and restatement of the Telular Corporation Amended and Restated Stock Option Plan. The Plan is designed to enable directors, officers and all employees of Telular Corporation (the Company) to acquire or increase a proprietary interest in the Company, and thus to Share in the future success of the Company's business. Accordingly, the Plan is intended as a means of attracting and retaining directors, officers and employees of outstanding ability, and of increasing the identity of interests between them and the Company's Shareholders, by providing an incentive to perform in a superior manner and rewarding such performance. Because the individuals eligible to receive Awards under the Plan will be those who are in positions to make important and direct contributions to the success of the Company, the directors believe that the grant of Awards will advance the interests of the Company and the Shareholders.

2. Definitions

    In this Plan document, unless the context clearly indicates otherwise, words in the masculine gender shall be deemed to refer to females as well as to males, any term used in the singular also shall refer to the plural, and the following capitalized terms shall have the following meanings:

    (a) "Agreement" means the written agreement to be entered into by the Company and the Grantee, as provided in Section 7 hereof.

    (b) "Award" means an Option, a Stock Appreciation Right, a Performance Share, or any award described in Section 15 hereof.

    (c) "Beneficiary" means the person or persons designated in writing by the Grantee as his beneficiary with respect to an Award in the event of the Grantee's death; or, in the absence of an effective designation or if the designated person or persons predecease the Grantee, the Grantee's Beneficiary shall be the person or persons who acquire by bequest or inheritance the Grantee's rights in respect of an Award. In order to be effective, a Grantee's designation of a Beneficiary must be on file with the Committee before the Grantee's death. Any such designation may be revoked by the Grantee and a new designation substituted therefor at any time before the Grantee's death.

    (d) "Board of Directors" or "Board" means the Board of Directors of the Company.

    (e) A "Change in Control" shall be deemed to occur when and if any of the following events occurs:

        (i) the Company acquires knowledge that any "person" or "group" within the meaning of Section 13(d) and 14(d)(2) of the 1934 Act in a transaction or series of transactions has become the "beneficial owner," as defined in Rule 13d-3 under the 1934 Act, directly or indirectly, of a majority of the then outstanding voting securities of the Company (not including voting securities held by officers or directors of the Company within the meaning of Section 16 of the 1934 Act), otherwise than through a transaction or series of transactions arranged by, or consummated with the prior approval of, the Board; or

        (ii) the consummation of a merger or consolidation of the Company with, or a sale of all or substantially all of the assets of the Company to, another corporation unaffiliated with the Company that has been approved by the holders of a majority of the outstanding voting securities of the Company (not including any voting securities that are held by directors or officers of the Company within the meaning of Section 16 of the 1934 Act) and after which merger, consolidation or the Shareholders of the Company immediately prior thereto do not beneficially own at least a majority of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation surviving such merger or consolidation or to which all or substantially all such assets are transferred.

    (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    (g) "Committee" means a committee, appointed or approved by the Board pursuant to Section 5(a) below, consisting of not less than two directors who are "disinterested persons" within the meaning of Rule 16b-3 under the 1934 Act (or any successor rule of similar import) or such greater number of directors as may be required to satisfy the requirements of Rule 16b-3 as in effect from time to time. To the extent that it is determined desirable to exempt any compensation earned under the Plan from the limitation on deductions imposed by Section 162(m) of the Code and the rules and regulations thereunder, membership in the Committee may be limited as necessary to exempt such compensation from such limitation.

    (h) "Company" means Telular Corporation.

    (i) "Disability" means having a total and permanent disability as defined in
        Section 22(e)(3) of the Code.

    (j) "Fair Market Value" means, when used in connection with the Shares on a certain date, (1) the closing price if Shares are listed on NASDAQ or any national stock exchange, or (2) if Shares are not so listed, any other appropriate method that the Committee deems fair and equitable.

    (k) "Grantee" means a person to whom an Award has been granted under the Plan.

    (l) "Incentive Stock Option" means an Option that complies with the terms and conditions set forth in Section 422(b) of the Code and is designated by the Committee as an Incentive Stock Option.

    (m) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

    (n) "Nonqualified Stock Option" means an Option granted under the Plan other than an Incentive Stock Option.

    (o) "Option" means an option to purchase a Share or Shares under the Plan. Unless the context clearly indicates otherwise, the term "Option" shall include both Incentive Stock Options and Nonqualified Stock Options.

    (p) "Parent" means any parent corporation of the Company within the meaning of Section 424(e) of the Code (or a successor provision of similar import).

    (q) "Payment Date" means the date specified by the Committee at the grant of a Performance Share that is used to determine the amount and timing of a payment with respect to a Performance Share. A Payment Date may be a certain date or the date on which a performance goal is attained.

    (r) "Performance Share" means a right that provides for a payment in accordance with Section 14 hereof.

    (s) "Plan" means the Telular Corporation Stock Incentive Plan, as set forth herein and as amended from time to time. Unless the context clearly indicates otherwise, the term "Plan" includes the Telular Corporation Stock Option Plan prior to its amendment and restatement.

    (t) "Shares" means shares of the Common Stock, par value $.01 per Share, of the Company.

    (u) "Stock Appreciation Right" or "Right" means a right that provides for a payment in accordance with Section 10 hereof.

    (v) "Subsidiary" means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code (or a successor provision of similar import).

    (w) "Term" means the period during which a particular Option or Right may be exercised.

3. Adoption and Duration of the Plan

    (a) The Plan is effective as of November 17, 1993, and shall terminate twenty years after such effective date, unless it is sooner terminated in accordance with Section 22 hereof. Any Award outstanding at the time that the Plan is terminated shall not cease to be or cease to become exercisable pursuant to its terms because of the termination of the Plan.

    (b) The Plan shall be approved either (1) by the affirmative vote of the holders of a majority of the outstanding Shares present in person or represented by proxy and entitled to vote at a meeting of the stockholders of the Company duly called for such purpose, or (2) by the written consent of the holders of a majority of the outstanding Shares entitled to vote.

4. Number and Source of Shares Subject to the Plan

    (a) The Company may grant Awards under the Plan (including Options granted prior to this amendment and restatement) with respect to not more than 3,450,000 Shares (subject, however, to adjustment as provided in Section 21 hereof), which Shares may be provided from the Company's treasury, by the issuance of authorized but unissued Shares, and/or by the purchase of outstanding Shares in the open market or in private transactions. The grant of an Award shall be deemed to be a grant of Shares equal to the greater of (i) the number of Shares on the basis of which the Award is calculated or (ii) the number of Shares issued (if Shares are issued) or the number of Shares with a Fair Market Value at the time of distribution equal to the cash distributed (if cash is distributed).

    (b) If, and to the extent that, all or part of an Award previously granted (including an Option granted prior to this amendment and restatement) is surrendered, lapses, expires, is forfeited or is terminated, in whole or in part, in such manner that all or some of the Shares that are the subject of the Award are not issued to a Grantee (and cash or any other form of consideration is not paid in lieu thereof pursuant to any tandem arrangement or otherwise), then such Shares subject to the Award again shall become available for the granting of Awards under the Plan within the limitation stated in subsection (a). Notwithstanding the foregoing,
        (i) if, while any Award is outstanding, the Grantee thereof receives any benefits of ownership of the Shares (such as the right to vote or receive dividends) or (ii) if any Shares previously issued under the Plan are surrendered, or any Shares issuable under the Plan are withheld, in payment of the exercise price or purchase price of an Award or to satisfy tax withholding obligations associated with any Award, then in each such case such Shares shall not again be available for Awards under the Plan.

5. Administration of the Plan

    (a) The Plan shall be administered by the Committee. The members of the Committee shall be appointed by the Board from time to time and shall serve at the pleasure of the Board.

    (b) The Committee shall adopt such rules of procedure as it may deem appropriate for the proper administration of the Plan. All actions of the Committee under the Plan shall be effective if taken either (1) by a majority vote of the members then in office at a meeting duly called and held or (2) by execution of a written instrument signed by all of the members then in office.

    (c) The powers of the Committee shall include plenary authority to interpret the Plan. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion, from time to time: (1) to select the officers and key employees to whom Awards shall be granted;
        (2) to determine the date on which each Award shall be granted; (3) to prescribe the number of Shares subject to each Award; (4) to determine the type of each Award; (5) to determine the Term of each Award; (6) to determine the periods during which Awards may be exercised and the restrictions and limitations upon exercise of Awards or the receipt of Shares; (7) to prescribe any performance criteria pursuant to which Awards may be granted or may become exercisable or payable; (8) to prescribe any limitations, restrictions or conditions on any Award; (9) to prescribe the provisions of each Agreement, which shall not be inconsistent with the terms of the Plan; (10) to adopt, amend and rescind rules and regulations relating to the Plan; and (11) to make all other determinations and take all other actions that are necessary or advisable for the implementation and administration of the Plan.

6. Individuals Eligible to Receive Awards

    (a) Awards may be granted under the Plan to officers and key employees of the Company or any Subsidiary, including officers and key employees who also serve as members of the Board. All determinations by the Committee as to the individuals to whom Awards shall be granted hereunder shall be conclusive.

    (b) Directors who are not regular salaried employees of the Company or any Subsidiary shall not be eligible to receive Awards.

    (c) A Grantee may receive more than one Award. A Grantee may not receive Awards with respect to more than 750,000 Shares (subject, however, to adjustment as provided in Section 21) in any three-year period. For purposes of the application of this limitation, if an Award is canceled, the Shares subject to the canceled Award shall continue to be counted against the maximum number of Shares for which Awards may be granted to the Grantee. If, after the grant of an Award, the exercise price or purchase price of the Award is reduced, transaction shall be treated as a cancellation of the Award and a grant of a new Award, and both the Shares subject to the Award that is deemed to be canceled and the Shares subject to the Award that is deemed to be granted shall reduce the maximum number of Shares for which Awards may be granted to the Grantee.

7. Agreement

    (a) Each Award shall be evidenced by an Agreement setting forth the number of Shares subject to the Award or to which such Award corresponds, and the terms, conditions and restrictions applicable thereto.

    (b) Appropriate officers of the Company are hereby authorized to execute and deliver Agreements in the name of the Company as directed from time to time by the Committee.

8. Incentive Stock Options

    (a) The Committee may authorize the grant of Incentive Stock Options to directors, officers and employees, subject to the terms and conditions set forth in the Plan. The Agreement relating to an Incentive Stock Option shall state that the Option evidenced by the Agreement is intended to be an Incentive Stock Option within the meaning of Section 422(b) of the Code.

    (b) The Term of each Incentive Stock Option shall end (unless the Option shall have terminated earlier under another provision of the Plan) on a date fixed by the Committee and set forth in the applicable Agreement. In no event shall the Term of the Option extend beyond ten years from the date of grant of the Option. In the case of any Grantee who, on the date the Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10 percent of the total combined voting power of all classes of stock of the Company, a Parent (if any), or a Subsidiary (if any), the Term of the Option shall not extend beyond five years from the date of grant.

    (c) To the extent that the aggregate Fair Market Value of the stock with respect to which Incentive Stock Options (determined without regard to this subsection (c)) are exercisable by any Grantee for the first time during any calendar year (under all stock option plans of the Company, its Parent (if any) and its Subsidiaries (if any)) exceeds $100,000, such Options shall not be Incentive Stock Options. For the purposes of this subsection (c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted. This subsection (c) shall be applied by taking Options into account in the order in which they were granted.

    (d) The Option price per Share established by the Committee for an Incentive Stock Option shall not be less than the Fair Market Value of a Share on the date the Option is granted, except that in the case of an Incentive Stock Option granted to a Grantee who, on the date the Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10 percent of the total combined voting power of all classes of stock of the Company, a Parent (if any), or a Subsidiary (if any), the Option price for each Share shall not be less than 110 percent of the Fair Market Value of a Share on the date the Option is granted. In no event may an Incentive Stock Option be granted if the Option price per Share is less than the par value of a Share.

    (e) Any Grantee who disposes of Shares purchased upon the exercise of an Incentive Stock Option either (1) within two years after the date on which the Option was granted, or (2) within one year after the transfer of such Shares to the Grantee, shall promptly notify the Company of the date of such disposition and of the amount realized upon such disposition.

9. Nonqualified Stock Options

    (a) The Committee may authorize the grant of Nonqualified Stock Options subject to the terms and conditions set forth in the Plan. Unless an Option is designated by the Committee as an Incentive Stock Option, it is intended that the Option will not be an Incentive Stock Option within the meaning of Section 422(b) of the Code and instead, will be a Nonqualified Stock Option. The Agreement relating to a Nonqualified Stock Option shall state that the Option evidenced by the Agreement shall not be treated as an Incentive Stock Option.

    (b) The Term of each Nonqualified Stock Option shall end (unless the Option shall have terminated earlier under another provision of the Plan) on a date fixed by the Committee and set forth in the applicable Agreement. In no event shall the Term of the Nonqualified Stock Option extend beyond ten years from the date of grant of the Option.

    (c) The Option price to be paid by the Grantee for each Share purchased upon the exercise of a Nonqualified Stock Option shall be established by the Committee and set forth in the applicable Agreement. The Option price per Share of a Nonqualified Stock Option may not be less than the par value of a Share.


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

10. Stock Appreciation Rights

    (a) The Committee may, from time to time, grant Stock Appreciation Rights either (1) in tandem with all or a portion of an Option granted under the Plan or (2) independent of any Option granted under the Plan. A tandem Right shall be exercisable only at such times, and to such extent, as the related Option is exercisable. An independent Right shall be exercisable at such time and to such extent as the Committee shall determine.

    (b) Any Stock Appreciation Right shall permit the Grantee to receive, upon exercise of the Right, an amount (to be paid in cash, in Shares or in both cash and Shares, as determined by the Committee in its sole discretion at any time prior to or after exercise) equal in value to the difference between (1) the Fair Market Value on the date of exercise of the Shares with respect to which the Right is exercised and (2) either
        (i) the Option price of the related Option in the case of a Right that is related to an Option or (ii) the Fair Market Value of a Share on the date the Right was granted in the case of a Right that is not related to any Option.

    (c) With respect to Rights granted under the Plan, the Committee may establish such waiting periods, exercise dates and other limitations as it shall deem appropriate in its sole discretion, provided that (1) no Right that is granted in tandem with an Option may be exercised after the expiration of the Term of such Option and (2) the exercise of a Right (whether or not in tandem with an Option) for cash by a director or officer (within the meaning of Rule 16b-3 under the 1934 Act) of the Company is subject to the following conditions: (A) the Company shall have been subject to the reporting requirements of Section 13(a) of the 1934 Act for at least one year prior to the exercise and shall have filed all reports required to be filed under Section 13(a) during such period, (B) the Company shall have regularly released for publication quarterly and annual summary statements of sales and earnings, (C) the Committee, which shall have sole discretion to approve or disapprove the election of the Grantee to receive cash as whole or partial settlement of the Right, approves the Grantee's election to receive cash after the election is made, (D) the exercise occurs during one of the window periods described in clause (e)(3) of Rule 16b-3 and (E) the Right is not exercised prior to the expiration of a six-month period after the date of the grant or, if later, stockholder approval of the Plan as provided in Section 3(b). In addition, the Committee may impose a prohibition on the exercise of Rights for such period or periods as it, in its sole discretion, deems to be in the best interest of the Company.

    (d) The right of a Grantee to exercise an Option shall be canceled if and to the extent that the Shares subject to the Option are used to calculate the amount to be received upon the exercise of a tandem Right, and the right of a Grantee to exercise a tandem Right shall be canceled if and to the extent that the Shares subject to the Right are purchased upon the exercise of the related Option.

    (e) A tandem Right may be granted coincident with or after the grant of any related Option; provided that the Committee shall consult with counsel before granting a tandem Right after the grant of a related Incentive Stock Option.

11. Exercisability of Options and Rights

    (a) The Committee shall have authority to grant (1) Options and Rights that are exercisable in full at any time during their Term and (2) Options and Rights that become exercisable in installments during their Term. In exercising an Option or Right, the Grantee may purchase less than all of the Shares available under the Option or Right. No Option or Right granted to a director or officer of the Company (within the meaning of Section 16 of the 1934 Act) shall be exercisable within six months after the date of the grant of such Option or Right (or, if later, within six months following the date of stockholder approval of the Plan as provided in Section 3(b)).

    (b) The Committee may provide in the Agreement that the Option and/or Right becomes exercisable in full, notwithstanding the applicability of any limitation on the exercise of such Option or Right (other than the sixmonth waiting period described in the final sentence of subsection
        (a) above) beginning on the date on which a Change in Control has occurred.

12. Exercise of Option or Right

    (a) Options or Rights shall be exercised by delivering or mailing to the
        Committee: (1) in the form and in the manner prescribed by the Committee, a notice specifying the number of Shares to be purchased or the number of Shares with respect to which a Right shall be exercised, and (2) if an Option is exercised, payment in full of the Option price for the Shares so purchased by a method described in Section 17 hereof.

    (b) Subject to Section 16(a) hereof, upon receipt of the notice of exercise and payment of the Option price in the case of an Option, the Company shall promptly deliver to the Grantee (or Beneficiary) a certificate or certificates for the Shares to which he is entitled, without charge to him for issue or transfer tax.

    (c) Upon the purchase of Shares under an Option or Right, the stock certificate or certificates may, at the request of the purchaser or recipient, be issued in his name and the name of another person as joint tenants with right of survivorship.

13. Exercise of Options or Rights After Termination of Employment

    (a) The Committee may provide in the Agreement that the Option and/or Right shall cease to be exercisable after the Grantee's employment with the Company and its Subsidiaries (if any) terminates. The Committee also may provide in the Agreement that the Option and/or Right shall continue to be exercisable for a specified period (but not after such period) after the Grantee's employment with the Company and its Subsidiaries (if any) terminates. The period during which the Option and/or Right shall remain exercisable may vary according to the reason for the termination. In no event shall an Option and/or Right be exercisable after the expiration date specified in the Agreement.

    (b) An Incentive Stock Option shall be treated as a Nonqualified Stock Option if it is exercised more than 12 months after a termination of employment because of a Disability or more than three months after a termination of employment for any reason other than death or Disability.

    (c) The Committee may provide in the Agreement that the Option and/or Right shall become immediately exercisable in full upon the Grantee's termination of employment for specified reasons such as Disability or death; notwithstanding any provision of the Option and/or Right that provides for the exercise of the Option and/or Right in installments, except for the six-month waiting period described in the final sentence of Section 11(a). Any Option or Right that would have become immediately exercisable in full upon such a termination but for the application of such six-month waiting period shall become immediately exercisable in full upon the expiration of such six-month waiting period.

14. Performance Shares

    The Committee may, from time to time, grant Performance Shares. A Performance Share shall entitle the Grantee to receive a payment as soon as practicable after a Payment Date (specified by the Committee at the time of the grant of the Performance Share) in an amount equal to the excess (if any) between (1) the Fair Market Value of a Share on the Payment Date and (2) the Fair Market Value of a Share on the date the Performance Share is granted. Unless the Committee provides otherwise at the time of grant, a Grantee may receive payment only if the Grantee remains continuously employed with the Company or a Subsidiary until such Payment Date. Payment may be made in cash, Shares or in both cash or Shares, as determined by the Committee in its sole discretion at any time prior to the Payment Date. A Performance Share does not confer the right to vote or the right to receive dividends. At the time of the grant of the Performance Share, the Committee may establish such terms, limitations and restrictions as it deems advisable, including providing for the acceleration of the Payment Date upon the occurrence of certain events.

15. Stock-Based Awards

    The Committee may, from time to time, grant Awards under the Plan that consist of, are denominated in or payable in, are valued in whole or in part by reference to, or otherwise are based on or related to, Shares, provided that such grants comply with applicable law. The Committee may subject such Awards to such vesting or earn-out provisions, restrictions on transfer, and/or other restrictions on incidents of ownership as the Committee may determine, provided that such restrictions are not inconsistent with the terms of the Plan. The Committee may grant Awards under this Section 15 that require no payment of consideration by the Grantee (other than services previously rendered or, as may be permitted by applicable law, services to be rendered), either on the date of grant or the date any restriction(s) thereon are removed. Awards granted under this Section 15 may include, by way of example, restricted Shares, performance bonus awards, and other Awards that are payable in cash, or that are payable in cash or Shares or other property (at the election of the Committee or, if the Committee so provides, at the election of the Grantee), provided that such Awards are denominated in Shares, valued in whole or in part by reference to Shares, or otherwise based on or related to Shares.

16. Conditions on Awards

    (a) The grant or exercise of an Award and the distribution of Shares or cash under the Plan shall be subject to the condition that if at any time the Company shall determine (in accordance with the provisions of the following sentence) that it is necessary as a condition of, or in connection with, such grant, exercise or distribution (1) to satisfy withholding tax or other withholding liabilities, (2) to effect the listing, registration or qualification on any securities exchange, on any quotation system, or under any federal, state or local law, of any Shares otherwise deliverable in connection with such grant, exercise or distribution, or (3) to obtain the consent or approval of any regulatory body, then in any such event such grant, exercise or distribution shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its reasonable and good faith judgment. In seeking to effect or obtain any such withholding, listing, registration, qualification, consent or approval, the Company shall act with all reasonable diligence. Any such postponement or limitation affecting the right to exercise an Award or the grant or distribution of an Award, Shares or cash shall not extend the time within which the Award may be granted or exercised or the Shares or cash distributed, unless the Company and the Grantee choose to amend the terms of the Award to provide for such an extension; and neither the Company nor any of its directors or officers shall have any obligation or liability to the Grantee or to a Beneficiary by reason of any such postponement or limitation.

    (b) All Awards granted under the Plan shall be nontransferable other than by will or by the laws of descent and distribution, and an Award may be exercised during the lifetime of the Grantee only by him.

17. Payment for Award

    Any exercise or purchase price of an Award may be payable, at the discretion of the Committee, by any one or a combination of the following methods: (1) by money order, cashier's check or certified check; (2) by having the Company withhold Shares otherwise deliverable to the Grantee or by the tender of other Shares to the Company; or (3) unless the Committee expressly provides otherwise (at the time of grant in the case of Incentive Stock Option or at any time prior to exercise or purchase in the case of any other Award) by cash payment made by the Grantee's broker pursuant to the Grantee's instructions (and, if so instructed by the Grantee, cash payment by the Grantee's broker of the amount of any taxes to be withheld in connection with the exercise), accompanied by the Grantee's irrevocable instructions to the Company to deliver the Shares issuable upon exercise of the Option promptly to the broker for the Grantee's account; provided that, in the case of any director or officer (within the meaning of Section 16 of the 1934 Act) of the Company, such exercise would not subject the Grantee to short-swing profit recovery provision of Section 16(b) of the 1934 Act. Shares tendered in satisfaction of the exercise price or purchase price shall be valued at their Fair Market Value on the date of tender. The Committee shall determine acceptable methods for tendering Shares to exercise an Award under the Plan, and may impose such limitations and prohibitions on the use of Shares to exercise Awards as it deems appropriate. The date of exercise of an Award shall be deemed to be the date on which the notice of exercise and payment of the exercise price or purchase price are received by the Committee or, if such notice of exercise and payment are mailed in the United States and the United States Postal Service has stamped its postmark thereon, then on the date of such postmark.

19. Tax Withholding

    (a) The Company shall have the right to collect an amount sufficient to satisfy any federal, state and/or local withholding tax requirements that might apply with respect to any Award (including, without limitation, the exercise of an Option or Right, the disposition of Shares, or the grant or distribution of Shares or cash) in the manner specified in subsection (b) or (c) below. Alternatively, a Grantee may elect to satisfy any such withholding tax requirements in the manner specified in subsection (d) or (e) below to the extent permitted therein.

    (b) The Company shall have the right to require Grantees to remit to the Company an amount sufficient to satisfy any such withholding tax requirements.

    (c) The Company and any Subsidiary also shall, to the extent permitted by law, have the right to deduct from any payment of any kind (whether or not related to the Plan) otherwise due to a Grantee any such taxes required to be withheld.

    (d) If the Committee in its sole discretion approves, a Grantee may irrevocably elect to have any withholding tax obligation satisfied by
        (i) having the Company withhold Shares otherwise deliverable to the Grantee with respect to the Award, or (ii) delivering other Shares to the Company; provided that, to the extent necessary for a director or an officer (within the meaning of Section 16 of the 1934 Act) of the Company to obtain exemption from the short-swing profit recovery provisions of Section 16(b) of the 1934 Act, any such election either
        (i) shall be made by an irrevocable election made at least six months before the date on which the amount of the tax to be withheld is determined or (ii) is subject to the following conditions: (A) the Company shall have been subject to the reporting requirements of Section 13(a) of the 1934 Act for at least one year prior to the election and shall have filed all reports required to be filed under Section 13(a) during such period, (B) the Company shall have regularly released for publication quarterly and annual summary statements of sales and earnings, (C) the Committee, which shall have sole discretion to approve or disapprove such election, approves the election after the election is made, (D) the election occurs during (or in advance to take effect during) one of the window periods described in clause (c)(3) of Rule 16b-3 and (E) the election does not occur prior to the expiration of a six-month period after the date of the grant of the Award or, if later, stockholder approval of the Plan as provided in Section 3(b).

    (e) If permitted by the Committee, a Grantee may elect to have any withholding tax obligation satisfied in the manner described in Section 17(3), to the extent permitted therein.

20. Fractional Shares

    No fractional Shares shall be issued pursuant to the Plan or any Award. The Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of fractional Shares, or whether fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

21. Shareholder Rights

    (a) No Award shall not confer upon a Grantee any rights of a Shareholder unless and until the Shares are actually issued to him.

    (b) Subject to any required action by the Company's Shareholders, if the Company shall be a party to any merger, consolidation or reorganization in which Shares are changed or exchanged, a Grantee holding an outstanding Award shall be entitled to receive, upon the exercise of such Award, the same consideration that a holder of the same number of Shares that are subject to the Award is entitled to receive pursuant to such merger, consolidation or reorganization.

22. Adjustment for Changes in Capitalization

    In addition to the provisions of Section 20(b) above, in the event of (i) any change in the Shares through merger, consolidation, reorganization, recapitalization (ii) any dividend on the Shares that is payable in such Shares, or (iii) a stock split or a combination of Shares, then, in any such case, the aggregate number and type of Shares available for Awards, the number and type of Shares subject to outstanding Awards, the exercise price or purchase price per Share of each outstanding Award and the number of Shares with respect to which Awards may be granted to a Grantee within any three-year period, shall be adjusted by the Committee as it deems equitable in its sole and absolute discretion to prevent substantial dilution or enlargement of the rights of the Grantees, subject to any required action by the Shareholders of the Company; and provided that with respect to Incentive Stock Options, no such adjustment shall be required to the extent that such adjustment would cause such Options to violate Section 422(b) of the Code.

23. Termination, Suspension or Modification of Plan

    The Board of Directors may at any time terminate, suspend or modify the Plan, except that the Board shall not, without the approval of the holders of a majority of the Company's outstanding Shares present in person or represented by proxy and entitled to vote at a meeting of the stockholders of the Company duly called for such purpose or by the written consent of the holders of a majority of the outstanding Shares entitled to vote, (a) change the class of persons eligible for Awards; (b) change the exercise price or purchase price of Awards (other than through adjustment for changes in capitalization as provided in Section 21 hereof); (c) increase the maximum duration of the Plan; (d) materially increase the benefits accruing to participants under the Plan; or (e) materially increase the number of securities that may be issued under the Plan. No termination, suspension, or modification of the Plan shall adversely affect any right acquired by any Grantee or by any Beneficiary, under the terms of any Award granted before the date of such termination, suspension or modification, unless such Grantee or Beneficiary shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization in accordance with
Section 21 hereof does not adversely affect any such right.


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

25. Application of Proceeds

    The proceeds received by the Company from the sale of Shares under the Plan shall be used for general corporate purposes.

26. Unfunded Plan

    The Plan shall be unfunded. Neither the Company nor any Subsidiary shall be required to segregate any assets that may be represented by any Awards, and neither the Company nor any Subsidiary nor the Board shall be deemed to be a trustee of any amounts to be paid under any Award. Any liability of the Company or any Subsidiary to pay any Grantee or Beneficiary with respect to an Award shall be based solely upon any contractual obligations created pursuant to the provisions of the Plan and the applicable Agreement; no such obligation shall be deemed to be secured by any pledge of, or encumbrance on, any property of the Company or a Subsidiary.

27. General Provisions

    The grant of an Award at any time shall not give the Grantee any right to similar grants at any other time or any right to be retained in the employ of the Company or its Subsidiaries.

28. Governing Law

    The Plan shall be governed and its provisions construed, enforced and administered in accordance with the laws of the state of Illinois, except to the extent that such laws may be superseded by any federal law.


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